DIAMOND POWERSPORTS, INC.
-------------------------

January 1, 2004


Subject: Employment Agreement

To Pierre Elliott

Effective January 2004 to December 31, 2004, this is an updated Employment Contract between Diamond Powersports and Pierre Elliott. There will be a compensation increase to Mr. Elliott from last year salary. New salary will be $121,000.00. Also, Mr. Elliott will receive stock at the end of the year in the amount of 200,000 shares.


The  only  change  for  this  employment  agreement is the annual salary update.


Employee:


/s/  Pierre  Elliott
--------------------
Pierre Elliott




Employer:


/s/ Director Diamond Powersports, Inc.
--------------------------------------
By: Director Diamond Powersports, Inc.


10145  NW  46  STREET  SUNRISE,  FL  33351  PHONE  954-749-8606 FAX 954-749-9750